EXHIBIT 99.1

Zomedica Announces Interim Closing and Extension of Its Private Offering of Common Shares

ANN ARBOR, Mich., June 28, 2018 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:ZOM) (TSX-V:ZOM) (the “Company”), a veterinary diagnostic and pharmaceutical company, announced today that it has effected an interim closing of its previously announced private offering of common shares, resulting in the sale of 1,605,812 common shares for gross proceeds of $3,452,496 (C$4,415,983). As previously announced, the Company is offering an aggregate of up to 4,651,162 common shares at a price of $2.15 (C$2.75) per share for aggregate gross proceeds of up to $10,000,000 (C$12,790,700) in the United States to accredited investors only pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D thereunder. The offering is also being made in Canada in accordance with applicable Canadian securities laws.

Including the shares sold today, the Company has sold an aggregate of 1,861,627 common shares for gross proceeds of approximately $4,002,500 (C$5,119,475) in the offering. All of the common shares sold in the offering will be subject to a statutory four-month hold period in accordance with applicable Canadian securities laws, which will expire on October 29, 2018 in the case of the shares sold today.

The Company also announced that it has extended the expiration date of the offering to July 28, 2018. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes, including the ongoing development of its product candidates.

The common shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) (TSX-V:ZOM) is a veterinary diagnostic and pharmaceutical company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the risk that the Company will be able to sell all of the common shares in the offering, the risk that the success of the offering will be subject to market conditions, the risk that closing of the offering will be subject to certain conditions and there can be no assurances that the conditions will be satisfied, and the risk that the offering will not close by the intended date. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contacts
Shameze Rampertab, CPA, CA
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519
www.pcgadvisory.com